UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2017

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	31104	20-8203420
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275
Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

281-531-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Common Stock Subscription Agreement

On August 2, 2017, Eco-Stim Energy Solutions, Inc. (the “Company”) entered into a Common Stock Subscription Agreement (the “Subscription Agreement”) with (i) its majority shareholder (“Fir Tree”) pursuant to which Fir Tree agreed to purchase 9,456,056 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price of $1.43 per share, and (ii) certain other purchasers identified on the signature pages thereto (the “Purchasers”) pursuant to which such other Purchasers agreed to purchase an aggregate of 10,124,364 shares of the Company’s Common Stock at a price of $1.43 per share, which was the closing market price for the Company’s Common Stock on August 1, 2017 (collectively, the “Private Placement”). In addition participation from existing investors, the Purchasers include approximately ten new institutional investors. The issuance of such shares of Common Stock (the “Shares”) pursuant to the Subscription Agreement is to be made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Private Placement is expected to result in approximately $28.0 million of gross proceeds and approximately $26.9 million of net proceeds (after deducting the Company’s estimated expenses), as compared to an initial target of $25.0 million for the Private Placement. The Company intends to use the net proceeds for capital expenditures to expand service offerings in Oklahoma in connection with a recently awarded one year contract, to pay transaction expenses incurred in connection with the transactions contemplated by the Subscription Agreement, and for general corporate purposes, including working capital.

The Private Placement is anticipated to close on August 8, 2017 (the “Closing Date”), subject to customary closing conditions.

The foregoing is qualified in its entirety by reference to the Subscription Agreement, a copy of which is filed as Exhibit 10.1 2 to this Current Report on Form 8-K and is incorporated herein by reference.

PIPE Registration Rights Agreement

In connection with the Private Placement, the Company, Fir Tree and the Purchasers entered into a Registration Rights Agreement as of August 2, 2017 that is to be effective upon the closing of the Private Placement (the “PIPE Registration Rights Agreement”). Under the PIPE Registration Rights Agreement, the Company agrees to (i) use its reasonable best efforts to file a Registration Statement (“Shelf Registration Statement” as defined in the PIPE Registration Rights Agreement) with the Securities & Exchange Commission no later than sixty (60) days following the Closing Date, to be effective no later than one hundred twenty (120) days following the Closing Date. In addition, the PIPE Registration Rights Agreement provides holders of Registrable Securities (as defined in the PIPE Registration Rights Agreement) piggyback registration rights, subject to certain underwriter cutbacks and issuer blackout periods. The Company will pay all fees and expenses relating to the registration and disposition of the Registrable Securities in compliance with the Company’s obligations under the PIPE Registration Rights Agreement.

The foregoing is qualified in its entirety by reference to the PIPE Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

First Amendment to the Existing Registration Rights Agreement

In connection with the Private Placement, the Amended and Restated Registration Rights Agreement, dated as of March 3, 2017 (the “Existing Registration Rights Agreement”), among the Company, Fir Tree and the other parties thereto, is being amended pursuant to a First Amendment to Amended and Restated Registration Rights Agreement effective upon the Closing Date, so as to include definitions related to the Private Placement, clarify certain clauses set forth in the Existing Registration Rights Agreement with respect to the Shelf Registration Statement as defined in the PIPE Registration Rights Agreement, and to clarify certain aspects of the relationship between the Company’s obligations under the Existing Registration Rights Agreement and the Company’s obligations under the PIPE Registration Rights Agreement.

The foregoing is qualified in its entirety by reference to the First Amendment to Amended and Restated Registration Rights Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under “Common Stock Subscription Agreement” is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Securityholders.

The information set forth under Item 1.01 under “Amendment to the Existing Registration Rights Agreement” is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 2, 2017, the Board adopted the Second Amendment to Second Amended and Restated Bylaws (the “Bylaw Amendment”), which became effective upon its adoption by the Board. The Bylaw Amendment addressed certain procedures set forth in the Bylaws with respect to the exclusive forum for certain actions, liability of stockholders for unsuccessful litigation against the corporation, a director, officer, employee or affiliate of the company, severability, and costs and expenses.

The foregoing description is a summary of the Bylaw Amendment, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment to Second Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In connection with the Private Placement, the Company provided the Purchasers, Fir Tree and other prospective purchasers with the following information regarding its forecasted average monthly revenue and hydraulic horsepower (“HHP”). The Company previously announced that its first U.S. contract became operational on May 23, 2017. The Company expects its average monthly revenues from the first U.S. contract to be approximately $3.0 million, which would result in total average monthly revenues for the Company of approximately $5.0 million beginning in July 2017. On July 20, 2017, the Company announced its entry into a second U.S. contract that the Company expects will become operational by October 1, 2017. Assuming utilization rates comparable to July 2017, estimated results for its first U.S. contract, and assuming customers continue their current build out plans, the Company expects its average monthly revenues from its third Frac spread (second Frac spread in the U.S.) to generate approximately $5.0 million in revenue, which would result in total average monthly revenues for the Company of approximately $10.0 million when the second U.S. contract is expected to become operational in October 2017. Subject to the same assumptions, the Company expects its HHP will increase by 45,000 HHP to a total of approximately 145,000 HHP.

The information disclosed in Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such filing.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, included herein that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.

Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. For additional information regarding known material factors that could cause the Company’s actual results to differ from its projected results, please see the Company’s filings with SEC, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 8.01 Other Events.

On August 2, 2017, the Company issued a press release relating to the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Second Amendment to Second Amended and Restated Bylaws, adopted as of August 2, 2017.

10.1	Common Stock Subscription Agreement, dated as of August 2, 2017, by and among the Company and the Purchasers named therein, including Fir Tree.

10.2	Registration Rights Agreement entered into as of August 2, 2017, by and among the Company and the Investors named therein, to be effective upon the Closing Date.

10.3	First Amendment to Amended and Restated Registration Rights Agreement entered into as of August 2, 2017, by and among the Company and the parties named therein, to be effective upon the Closing Date.

99.1	Press release issued August 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO-STIM ENERGY SOLUTIONS, INC.

August 3, 2017	By:	/s/ J. Christopher Boswell
	Name:	J. Christopher Boswell
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amendment to Second Amended and Restated Bylaws, adopted as of August 2, 2017.

10.1	Common Stock Subscription Agreement, dated as of August 2, 2017, by and among the Company and the Purchasers named therein, including Fir Tree.

10.2	Registration Rights Agreement entered into as of August 2, 2017, by and among the Company and the Investors named therein, to be effective upon the Closing Date.

10.3	First Amendment to Amended and Restated Registration Rights Agreement entered into as of August 2, 2017, by and among the Company and the parties named therein, to be effective upon the Closing Date.

99.1	Press release issued August 2, 2017.